Exhibit (d)(1)(ii)

INVESTMENT ADVISORY AGREEMENT

Schedule A

April 30, 2013

Fund Name	Percentage of Average Daily Net Assets
Transamerica Arbitrage Strategy	1.05% of the first $50 million
1.00% in excess of $50 million
Transamerica Asset Allocation – Conservative Portfolio	0.10%
Transamerica Asset Allocation – Growth Portfolio	0.10%
Transamerica Asset Allocation – Moderate Growth Portfolio	0.10%
Transamerica Asset Allocation – Moderate Portfolio	0.10%
Transamerica Bond	0.675% of the first $200 million
0.625% over $200 million up to $750 million
0.575% in excess of $750 million
Transamerica Capital Growth	0.80% of the first $500 million
0.675% in excess of $500 million
Transamerica Commodity Strategy	0.61% of the first $200 million
0.59% over $200 million up to $1 billion
0.56% in excess of $1 billion
Transamerica Core Bond	0.45% of the first $750 million
0.40% over $750 million up to $1 billion
0.375% in excess of $1 billion
Transamerica Developing Markets Equity	1.20% of the first $50 million
1.15% over $50 million up to $200 million
1.10% over $200 million up to $500 million
1.05% in excess of $500 million
Transamerica Diversified Equity	0.73% for the first $500 million
0.70% over $500 million up to $2.5 billion
0.65% in excess of $2.5 billion
Transamerica Dividend Focused	0.75% of the first $200 million
0.65% over $200 million up to $500 million
0.60% in excess of $500 million
Transamerica Emerging Markets Debt	0.60% of the first $400 million
0.58% in excess of $400 million
Transamerica Emerging Markets Equity	0.95% of the first $250 million
0.93% over $250 million up to $500 million
0.90% in exces of $500 million
Transamerica Enhanced Muni	0.44% of the first $150 million
0.42% over $150 million up to $350 million
0.41% over $350 million up to $650 million
0.39% over $650 million up to $1 billion
0.36% in excess of $1 billion
Transamerica Flexible Income	0.475% of the first $250 million
0.425% over $250 million up to $350 million
0.40% in excess of $350 million
Transamerica Global Allocation	0.80% of the first $100 million
0.72% in excess of $100 million

Fund Name	Percentage of Average Daily Net Assets
Transamerica Global Macro	1.25% of the first $300 million
1.175% over $300 million up to $500 million
1.12% over $500 million up to $600 million
1.05% in excess of $600 million
Transamerica Global Real Estate Securities	0.80% of the first $250 million
0.775% over $250 million up to $500 million
0.70% over $500 million up to $1 billion
0.65% in excess of $1 billion
Transamerica Growth	0.80% of the first $250 million 0.775% over $250 million up to $500 million
0.70% over $500 million up to $1 billion
0.675% over $1 billion up to $1.5 billion
0.65% in excess of $1.5 billion
Transamerica Growth Opportunities	0.80% of the first $250 million
0.75% over $250 million up to $500 million
0.70% in excess of $500 million
Transamerica High Yield Bond	0.59% of the first $400 million
0.575% over $400 million up to $750 million
0.55% in excess of $750 million
Transamerica Income & Growth	0.67% of the first $500 million
0.65% over $500 million up to $1 billion
0.63% over $1 billion up to $1.5 billion
0.60% in excess of $1.5 billion
Transamerica International	1.00% of the first $100 million
0.95% in excess of $100 million
Transamerica International Bond	0.55% of the first $100 million
0.52% over $100 million up to $250 million
0.51% over $250 million up to $500 million
0.50% over $500 million up to $1 billion
0.47% in excess of $1 billion
Transamerica International Equity	0.80% of the first $250 million
0.75% over $250 million up to $500 million
0.725% over $500 million up to $1 billion
0.70% in excess of $1 billion
Transamerica International Equity Opportunities	0.90% of the first $250 million
0.875% over $250 million up to $500 million
0.85% over $500 million up to $1 billion
0.80% in excess of $1 billion
Transamerica International Small Cap Value	0.925% of the first $300 million
0.90% over $300 million up to $750 million
0.85% in excess of $750 million
Transamerica International Small Cap	1.07% of the first $300 million
1.00% in excess of $300 million
Transamerica International Value Opportunities	1.10% of the first $100 million
1.00% over $100 million up to $300 million
0.95% in excess of $300 million

Fund Name	Percentage of Average Daily Net Assets
Transamerica Large Cap Growth	0.675% of the first $250 million
0.65% over $250 million up to $1 billion
0.60% in excess of $1 billion
Transamerica Large Cap Value	0.65% of the first $750 million
0.62% over $750 million up to $1 billion
0.60% in excess of $1 billion
Transamerica Long/Short Strategy	1.30%
Transamerica Managed Futures Strategy	1.10% of the first $500 million
1.05% in excess of $500 million
Transamerica Mid Cap Value	0.85% of the first $100 million
0.80% in excess of $100 million
Transamerica MLP & Energy Income	1.10% of the first $250 million
1.05% over $250 million up to $500 million
0.98% over $500 million up to $1 billion
0.88% over $1 billion up to $2 billion
0.82% in excess of $2 billion
Transamerica Money Market	0.40%
Transamerica Multi-Managed Balanced	0.75% of the first $500 million
0.65% over $500 million up to $1 billion
0.60% in excess of $1 billion
Transamerica Multi-Manager Alternative	0.20% of the first $500 million
Strategies Portfolio	0.19% over $500 million up to $1 billion
0.18% in excess of $1 billion
Transamerica Multi-Manager International Portfolio	0.10%
Transamerica Real Return TIPS	0.70% of the first $250 million
0.65% over $250 million up to $750 million
0.60% over $750 million up to $1 billion
0.55% in excess of $1 billion
Transamerica Select Equity	0.80% of the first $200 million
0.74% over $200 million up to $500 million
0.69% over $500 million up to $1 billion
0.67% over $1 billion up to $1.5 billion
0.62% in excess of $1.5 billion
Transamerica Short-Term Bond	0.55% of the first $250 million
0.50% over $250 million up to $500 million
0.475% over $500 million up to $1 billion
0.45% in excess of $1 billion
Transamerica Small Cap Growth	0.84% of the first $300 million
0.80% in excess of $300 million
Transamerica Small Cap Value	0.86% of the first $250 million
0.84% in excess of $250 million
Transamerica Small/Mid Cap Value	0.80% of the first $500 million
0.75% in excess of $500 million

Fund Name	Percentage of Average Daily Net Assets
Transamerica Tactical Allocation	0.55% of the first $250 million
0.54% over $250 million up to $500 million
0.53% over $500 million up to $1.5 billion
0.52% over $1.5 billion up to $2.5 billion
0.51% in excess of $2.5 billion
Transamerica Tactical Income	0.47% of the first $1 billion
0.45% over $1 billion up to $2 billion
0.43% in excess of $2 billion
Transamerica Tactical Rotation	0.55% of the first $250 million
0.54% over $250 million up to $500 million
0.53% over $500 million up to $1.5 billion
0.52% over $1.5 billion up to $2.5 billion
0.51% in excess of $2.5 billion
Transamerica Total Return	0.675% of the first $250 million
0.65% over $250 million up to $750 million
0.60% in excess of $750 million
Transamerica Value	0.80%